Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-91538), Registration Statement on Form S-8 (No. 33-91542), Registration Statement on Form S-8 (No. 33-91546), Registration Statement on Form S-8 (No. 33-91544), Registration Statement on Form S-8 (No. 33-91548), and Registration Statement on Form S-8 (No. 33-80753) of Thermo Ecotek Corporation of our report dated March 29, 1996, except for the third paragraph as to which the date is March 24, 1997, appearing on page 2 of this Current Report on Amendment No. 1 on Form 8-K/A.




    PRICE WATERHOUSE LLP

    Falls Church, Virginia
    March 24, 1997